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                                                                                                                        EXHIBIT 11

                                            MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                                             COMPUTATION OF EARNINGS PER COMMON SHARE
                                              (In Millions, Except Per Share Amounts)

                                                                               Year Ended Last Friday in December
                                                          -------------------------------------------------------------------------
                                                            1995             1994             1993            1992           1991
                                                          ---------        ---------        ---------        -------        -------
                                                         (52 Weeks)       (52 Weeks)       (53 Weeks)      (52 Weeks)     (52 Weeks)
Earnings
Earnings before cumulative effect of
  changes in accounting principles ................       $   1,114        $   1,017        $   1,394        $   952        $   696
Cumulative effect of changes in
  accounting principles ...........................            --               --                (35)           (58)          --
                                                          ---------        ---------        ---------        -------        -------
Net earnings ......................................           1,114            1,017            1,359            894            696
Preferred stock dividends .........................             (48)             (13)              (5)            (7)           (18)
                                                          ---------        ---------        ---------        -------        -------
Net earnings applicable to
  common stockholders .............................       $   1,066        $   1,004        $   1,354        $   887        $   678
                                                          =========        =========        =========        =======        =======

Primary Weighted Average Shares
Common stock ......................................           176.6            195.7            209.3          207.7          204.8
Assuming issuance of shares relating
  to employee incentive plans .....................            19.4             15.5             17.0           18.7           20.6
                                                          ---------        ---------        ---------        -------        -------
Total shares ......................................           196.0            211.2            226.3          226.4          225.4
                                                          =========        =========        =========        =======        =======

Primary Earnings Per Share
Earnings before cumulative effect of
  changes in accounting principles ................       $    5.44        $    4.75        $    6.14        $  4.18        $  3.01
Cumulative effect of changes in
  accounting principles ...........................            --               --               (.16)          (.26)          --
                                                          ---------        ---------        ---------        -------        -------
Net earnings ......................................       $    5.44        $    4.75        $    5.98        $  3.92        $  3.01
                                                          =========        =========        =========        =======        =======

Fully Diluted Weighted Average Shares
Common stock ......................................           176.6            195.7            209.3          207.7          204.8
Assuming issuance of shares relating
  to employee incentive plans .....................            20.1             16.0             18.2           19.2           25.1
                                                          ---------        ---------        ---------        -------        -------
Total shares ......................................           196.7            211.7            227.5          226.9          229.9
                                                          =========        =========        =========        =======        =======

Fully Diluted Earnings Per Share
Earnings before cumulative effect of
  changes in accounting principles ................       $    5.42        $    4.74        $    6.11        $  4.17        $  2.95
Cumulative effect of changes in
  accounting principles ...........................            --               --               (.16)          (.26)          --
                                                          ---------        ---------        ---------        -------        -------
Net earnings ......................................       $    5.42        $    4.74        $    5.95        $  3.91        $  2.95
                                                          =========        =========        =========        =======        =======

Notes:
         All share and per share amounts have been restated for the two-for-one common stock split, effected in the form of a 100%
         stock dividend, declared by the Board of Directors on October 11, 1993 and paid on November 24, 1993.

         In accordance with Accounting Principles Board Opinion No. 15, the modified treasury stock method was used to calculate
         Per Common Share Earnings in 1995, 1994, 1993, and 1992.
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